Exhibit 10.6

Execution Version

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is dated as of July 31, 2025 and is entered into by and among (a) (i) ORCHESTRA BIOMED HOLDINGS, INC., a Delaware corporation (“Company”), (ii) ORCHESTRA BIOMED, INC., a Delaware corporation (“BioMed”), (iii) CALIBER THERAPEUTICS, LLC, a Delaware limited liability company (“Caliber”), (iv) BACKBEAT MEDICAL, LLC, a Delaware limited liability company (“BackBeat”), (v) FREEHOLD SURGICAL, LLC, a Delaware limited liability company (“Freehold”), (vi) MOTUS GI, LLC, a Delaware limited liability company (“Motus US”), and (vii) MOTUS GI MEDICAL TECHNOLOGIES LTD., a company organized under the laws of the State of Israel (“Motus ISR”, and together with Company, Biomed, Caliber, BackBeat, Freehold and Motus US, individually or collectively, as the context may require, “Borrower”), (b)  the several banks and other financial institutions or entities from time to time party to the Loan Agreement (as defined below) (individually or collectively, as the context may require, “Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, including any successors or assigns, “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement.

Recitals

A.            Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of November 6, 2024, among Borrower, Agent and Lender, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 30, 2024 (as has been and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.            In accordance with Section 11.3 of the Loan Agreement, Borrower has requested that Agent and Lender agree to amend certain provisions of the Loan Agreement.

C.            Agent and Lender have agreed to so amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Amendments.

1.1            Section 1.1 (Definitions). Section 1.1 of the Loan Agreement is amended by (i) amending and restating clause (j) of the definition of Permitted Indebtedness in its entirety as follows and (ii) inserting the following new clauses (k) and (l) in such definition:

“            (j)            extensions, refinancings and renewals of any items of Permitted Indebtedness (other than Indebtedness pursuant to clauses (k) and (l)), provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or the applicable Subsidiary, as the case may be, and subject to any limitations on the aggregate amount of such Indebtedness;

(k)            Indebtedness of Company, BioMed, Caliber and BackBeat owing to Ligand pursuant to the Revenue Interest Purchase Agreement; and

(l)            Indebtedness of Company, BioMed, Caliber and BackBeat owing to Medtronic pursuant to the Medtronic Loan Agreement.”

1.2            Section 1.1 (Definitions). Section 1.1 of the Loan Agreement is amended by (i) re-lettering clause (q) of the definition of Permitted Liens as clause (s) and (ii) inserting the following new clauses (q) and (r) in such definition:

“            (q)            Liens granted by Company, BioMed, Caliber and BackBeat in favor of Ligand securing Company’s obligations under the Revenue Interest Purchase Agreement so long as such Liens encumber only the Collateral (as such term is defined in the Revenue Interest Purchase Agreement as in effect on the Second Amendment Closing Date) and so long as such Liens are subject to the Ligand Subordination Agreement;

(r)            Liens granted by Company, BioMed and BackBeat in favor of Medtronic securing such Borrowers’ obligations under the Medtronic Loan Agreement so long as such Liens encumber only the Collateral (as such terms are defined in the Medtronic Loan Agreement as in effect on the Second Amendment Closing Date) and so long as such Liens are subject to the Ligand Subordination Agreement (which Medtronic, Inc. shall have joined as a creditor party thereto) ; and”

1.3            Section 1.1 (Definitions). Section 1.1 of the Loan Agreement is hereby amended by adding the following new clause (h) to the definition of “Permitted Transfers” as follows:

“            (h) transfers by Borrower or any Loan Party pursuant to the Revenue Interest Purchase Agreement.”

1.4            Section 1.1 (Definitions). Section 1.1 of the Loan Agreement is amended by inserting the following new terms and their respective definitions to appear alphabetically in Section 1.1 thereof:

“            “All Source Cash Proceeds” means unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds from one or more (i) bona fide equity financings, (ii) upfront net cash proceeds from new business development partnerships permitted under this Agreement (provided, however, that only net cash business development proceeds received in connection with the Virtue SAB Transaction in excess of the upfront payment of Twenty-Five Million Dollars ($25,000,000) will be included for purposes of this clause (ii)), (iii) transactions pursuant to the Revenue Interest Purchase Agreement and/or (iv) a Subordinated Indebtedness financing with Medtronic, Inc., the terms of which are acceptable to Agent.”

“            “Cash Coverage Percentage” means (a) prior to the occurrence of the Performance Milestone Date, 70%, provided, however, that (i) at any time that Qualified Cash is less than Thirty Five Million Dollars ($35,000,000) but equal to or greater than Twenty Five Million Dollars ($25,000,000), the Cash Coverage Percentage shall be 80% and (ii) at any time that Qualified Cash is less than Twenty Five Million Dollars ($25,000,000), the Cash Coverage Percentage shall be 100%, or (b) upon and after the occurrence of the Performance Milestone Date, 60%, provided, however, that (i) at any time that Qualified Cash is less than Thirty Five Million Dollars ($35,000,000) but equal to or greater than Twenty Five Million Dollars ($25,000,000), the Cash Coverage Percentage shall be 70% and (ii) at any time that Qualified Cash is less than Twenty Five Million Dollars ($25,000,000), the Cash Coverage Percentage shall be 85%.”

“            “Financing Milestone III” means satisfaction of each of the following events, subject to reasonable verification by Agent (including supporting documentation reasonably requested by Agent): (a) no Default or Event of Default shall have occurred and be continuing; and (b) Company has raised at least an amount equal to Ninety Million Dollars ($90,000,000) in All Source Cash Proceeds after July 18, 2025 and prior to June 30, 2026.”

“            “Financing Milestone III Date” means the date on which Borrower achieves Financing Milestone III.”

“            “Financing Milestone IV” means satisfaction of each of the following events, subject to reasonable verification by Agent (including supporting documentation reasonably requested by Agent): (a) no Default or Event of Default shall have occurred and be continuing; and (b) Company has raised at least an amount equal to One Hundred Ten Million Dollars ($110,000,000) in All Source Cash Proceeds after July 18, 2025 and prior to June 30, 2026.”

“            “Financing Milestone IV Date” means the date on which Borrower achieves Financing Milestone IV.”

“            “Ligand” means Ligand Pharmaceuticals, Inc., a Delaware corporation.”

“            “Ligand Subordination Agreement” means that certain Subordination Agreement dated as of the Second Amendment Closing Date among Ligand, Company, BioMed, Caliber, BackBeat and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.”

“            “Medtronic Loan Agreement” means that certain Loan Agreement among Medtronic, Inc., Company, BioMed, Caliber and BackBeat to be entered into after the Second Amendment Closing Date, as the same may from time to time be amended, restated, modified or otherwise supplemented.”

“            “Release Letter” means that certain letter agreement dated as of the Second Amendment Closing Date by and among Agent, Ligand and Borrower with respect to the RPA Collateral (as defined therein).”

“            “Required Lenders” means at any time, the holders of more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.”

“            “Revenue Interest Purchase Agreement” means the Revenue Participation Right Purchase and Sale Agreement dated as of July 31, 2025 between Ligand, Company, BioMed, Caliber and BackBeat, as the same may from time to time be amended, restated, modified or otherwise supplemented.”

“            “RPA Collateral” has the meaning given to such term in the Release Letter.”

“            “Second Amendment Closing Date” means July 31, 2025.”

1.5            Section 1.1 (Definitions). Section 1.1 of the Loan Agreement is hereby amended by amending and restating each of the definitions set forth below in their entirety as follows:

“            “Amortization Date” means July 1, 2027; provided however, if (a) the First Interest Only Extension Condition is satisfied, then October 1, 2027 and (b) the Second Interest Only Extension Condition is satisfied, then January 1, 2028.”

“            “Excluded Accounts” means (a) any of the following Deposit Accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any Deposit Account opened after the Closing Date, in the next Compliance Certificate delivered after such Deposit Account is opened: (i) Deposit Accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees holding an aggregate amount across all such accounts of not more than amounts needed for the then-next two (2) payroll cycles, (ii) any Deposit Account which is a zero-balance disbursement account, (iii) any Deposit Account which is solely used for disbursements and payments of withheld income taxes, payroll taxes and/or federal, state or local employee taxes, (iv) any Deposit Account which is solely used as a trust account, escrow account, or other fiduciary account, (v) any Deposit Account maintained in Israel by any Subsidiary organized or operating in Israel, subject to the limitations set forth in Section 7.12(b), (vi) any Deposit Accounts maintained with Silicon Valley Bank that are set forth in the Perfection Certificate on the Closing Date (the “Existing SVB Accounts”), so long as the balance of all such Excluded Accounts under this clause (vi) does not exceed $150,000 in the aggregate at any time and (vii) any Deposit Account solely used to hold cash and Cash Equivalents subject to Permitted Liens under clause (n) of the definition thereof, and (b) the Lockbox Account (as defined in the Revenue Interest Purchase Agreement) so long as (x) prior to the full approval by the FDA of either BackBeat CNT or Virtue SAB, no amounts are held in such account and (y) after approval by the FDA of either BackBeat CNT or Virtue SAB, the aggregate amount held in such account does not exceed the amount required to be held in such account at any time pursuant to Section 6.3(c) of the Revenue Interest Purchase Agreement (as in effect on the Second Amendment Closing Date).”

“            “First Interest Only Extension Condition” means that the Financing Milestone III Date has occurred on or prior to June 30, 2026.”

“            “Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, any Joinder Agreement, any Guaranty, any Warrant, the Pledge Agreement, the Intellectual Property Security Agreement, the Ligand Subordination Agreement and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.”

“            “Second Interest Only Extension Condition” means that each of (a) the Financing Milestone IV Date has occurred on or prior to June 30, 2026, and (b) the Performance Milestone Date has occurred on or prior to September 30, 2027.”

“            “Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1 Commitment” or “Tranche 3 Commitment” opposite such Lender’s name on Schedule 1.1.”

“            “Term Loan Advance” means each Tranche 1 Advance, Tranche 3 Advance and any other funds advanced under Section 2.1(a).”

“            “Tranche” means the Tranche 1 Advance and/or the Tranche 3 Advance, as applicable.”

1.6            Section 1.1 (Definitions). Section 1.1 of the Loan Agreement is hereby amended by deleting each of the following definitions in their entirety where they appear in such section: “Tranche 2 Facility Charge”, “Tranche 2-A Commitment” and “Tranche 2-B Commitment”.

1.7            Section 2.1 (Term Loan Advances). Section 2.1(a) of the Loan Agreement is hereby amended by amending and restating clause (ii), clause (iii) and clause (iv) thereof in its entirety as follows:

“               (ii)            [reserved]”

(iii)            [reserved]”

(iv)            Tranche 3. Subject to the terms and conditions of this Agreement, Borrower may request and Lenders shall severally (and not jointly) make, on or prior to the Amortization Date but only following and conditioned on the approval by the Lender’s investment committee in its sole and unfettered discretion, in each case, one or more additional Term Loan Advances in minimum increments of Five Million Dollars ($5,000,000) (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.1(a)(iv)) in an aggregate principal amount up to Thirty Five Million Dollars ($35,000,000) (such Term Loan Advances, the “Tranche 3 Advances”).”

1.8            Section 2.1 (Term Loan Advances). The second sentence of Section 2.1(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately subsequent to the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first calendar day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) are repaid.”

1.9            Section 3 (Security Interest). Section 3.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“            3.2            Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, (b) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), (c) any Excluded Account and (d) the RPA Collateral.”

1.10            Section 4.2 (All Advances). Section 4.2(d) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“            (d)            [reserved]”

1.11            Section 7.5 (Collateral). The first sentence of Section 7.5 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Borrower shall at all times (a) keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and (b) shall give Agent prompt written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property or assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property except for the Permitted Liens set forth under clauses (q) and (r) of the definition of Permitted Liens.”

1.12            Section 7.20 (Financial Covenants). Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“            (i)            Beginning on the Testing Effective Date and (subject to the proviso to the definition of “Testing Effective Date”) at all times thereafter, Borrower shall maintain Qualified Cash in an amount greater than or equal to (x) the outstanding principal amount of the Term Loan Advances, multiplied by (y) the applicable Cash Coverage Percentage.”

1.13            Schedule 1.1(a) (Commitments). Schedule 1.1(a) of the Loan Agreement is hereby deleted and replaced by the Schedule 1.1(a) appearing as Exhibit A to this Amendment.

2.            Borrower’s Representations And Warranties. Borrower represents and warrants that:

2.1            Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date, provided that the representation in Section 5.15 of the Loan Agreement shall also include confirmation that Motus ISR is not deemed insolvent under the Israeli Insolvency Law; and (ii) no default or Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.

2.2            Borrower has the corporate or other applicable company power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment. Motus ISR has not been declared nor has it been warned that it may be declared a “breaching company” (“hevrah meferah”) by the Israeli Companies Registrar, as such term is defined in the Israeli Companies Law.

2.3            The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate or other applicable company action on the part of Borrower.

2.4            This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

2.5            As of the date hereof, Borrower has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that each of Agent and Lender has, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.            Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.            Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent (such date of satisfaction of all such conditions precedent, the “Second Amendment Closing Date”):

4.1            Amendment. Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Agent.

4.2            Subordination Agreement. Borrower shall have delivered a duly executed copy of a subordination agreement between Agent and Ligand in form and substance satisfactory to Agent in its sole discretion.

4.3            Warrant Amendments. Borrower shall have delivered a duly executed copy of an Amendment No. 1 to Warrant Agreement between each Lender and Company, each in form and substance satisfactory to the applicable Lender.

4.4            Pre-Closing Proceeds. Borrower shall have delivered to Agent evidence satisfactory to Agent that Borrower has received unrestricted and unencumbered All Source Cash Proceeds of at least Seventy Million Dollars ($70,000,000) on or after July 18, 2025; provided that, for purposes of this condition precedent only, All Source Cash Proceeds shall be deemed to include all amounts committed to be funded to Company with no performance milestones on or prior to June 30, 2026 pursuant to transactions of the type described in the definition of All Source Cash Proceeds.

4.5            Revenue Interest Purchase Agreement. Agent shall have received satisfactory evidence that the “Closing” under the Revenue Interest Purchase Agreement shall have occurred. Agent shall have received fully executed copies of the Revenue Interest Purchase Agreement and all transaction documents related thereto, which shall be in form and substance satisfactory to Agent.

4.6            Payment of Lender Expenses. Borrower shall have paid all reasonable Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment, in each case, to the extent invoiced on or prior to the Second Amendment Closing Date.

5.            Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6.            Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

7.            Incorporation By Reference.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

8.            Reaffirmation. By executing and delivering a counterpart hereof, (i) Borrower hereby agrees that all Advances incurred by Borrower shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) Borrower hereby (A) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Secured Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Secured Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).

[Signature Page Follows]

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWERS:

orchestra biomed holdings, INC.

Signature:	/s/ David P. Hochman
Print Name:	David P. Hochman
Title:	Chief Executive Officer

orchestra biomed, INC.

Signature:	/s/ David P. Hochman
Print Name:	David P. Hochman
Title:	Chief Executive Officer

CALIBER THERAPEUTICS, LLC

Signature:	/s/ David P. Hochman
Print Name:	David P. Hochman
Title:	Chief Executive Officer

BACKBEAT MEDICAL, LLC

Signature:	/s/ David P. Hochman
Print Name:	David P. Hochman
Title:	Chief Executive Officer

[Signature Page – Second Amendment to Loan and Security Agreement]

FREEHOLD SURGICAL, LLC

Signature:	/s/ David P. Hochman
Print Name:	David P. Hochman
Title:	Chief Executive Officer

MOTUS GI, LLC

Signature:	/s/ David P. Hochman
Print Name:	David P. Hochman
Title:	Chief Executive Officer

MOTUS GI MEDICAL TECHNOLOGIES LTD.

Signature:	/s/ David P. Hochman
Print Name:	David P. Hochman
Title:	Chief Executive Officer

[Signature Page – Second Amendment to Loan and Security Agreement]

Accepted in San Mateo, California:

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Deputy General Counsel, Portfolio Transactions

LENDERS:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Deputy General Counsel, Portfolio Transactions

HERCULES CAPITAL IV, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Deputy General Counsel, Portfolio Transactions

HERCULES SBIC V, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

Signature:	/s/ Jennifer Choe
Print Name:	Jennifer Choe
Title:	Deputy General Counsel, Portfolio Transactions

[Signature Page – Second Amendment to Loan and Security Agreement]

Exhibit A

Schedule 1.1(a)

COMMITMENTS